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                                                                       EXHIBIT 1


                    CAMBREX CORPORATION ANNOUNCES STOCK SPLIT


          EAST RUTHERFORD, NJ - May 28, 1998 - Cambrex Corporation (NYSE:CBM), announced today that its Board of Directors have authorized for a 2 for 1 stock split for holders as of June 10, 1998. Shareholders of record as of that day will receive a dividend of one new share for each share held, payable on June 24, 1998. They further indicated their intent to set the annual dividend at 12 cents per share after the split, a 20% increase over the pre-split dividend.

         Jim Mack, Cambrex CEO commented, "These actions reflect our continued confidence in the company's future and our commitment to maximizing stockholder value."


         Cambrex manufactures specialty and fine chemical including products and services to the pharmaceutical and biotechnology industries.


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